Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in Registration Statement Nos. 333-147140, 333-184585 and 333-202550 on Form S-8 of our reports dated March 3, 2017, relating to the financial statements of Nova Measuring Instruments Ltd. (the “Company”), and the effectiveness of Company's internal control over financial reporting, included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2016.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
Certified Public Accountants
A member of Ernst & Young

Tel Aviv, Israel
March 3, 2017